The following certifications are provided by the undersigned Chief Executive Officer and Chief Financial Officer of the Registrant on the basis of such officers' knowledge and belief for the sole purpose of complying with 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                  Certification

In connection with the Semiannual and Annual Reports of Janus Investment Fund (the "Registrant") on Form N-CSR for the period ended April 30, 2003, as filed with the Securities and Exchange Commission on June 19, 2003 (the "Reports"), I, Loren M. Starr, Chief Executive Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Reports fully comply with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Loren M. Starr
Chief Executive Officer of Janus Investment Fund
June 19, 2003


                                  Certification

In connection with the Semiannual and Annual Reports of Janus Investment Fund (the "Registrant") on Form N-CSR for the period ended April 30, 2003, as filed with the Securities and Exchange Commission on June 19, 2003 (the "Reports"), I, Anita E. Falicia, Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Reports fully comply with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(4) The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



/s/ Anita E. Falicia
Chief Financial Officer of Janus Investment Fund
June 19, 2003